UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 5, 2023

HAWAIIAN HOLDINGS INC
(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.

Hawaiian Holdings, Inc. (the "Company") is providing an update to its outlook for the third quarter of 2023 and full year 2023 based on changes since its prior outlook disclosed in Exhibit 99.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2023.

As noted during the Company’s second quarter 2023 results conference call on July 25, 2023, the Company's guidance did not include the impact from RTX's (parent company of Pratt & Whitney) disclosure regarding accelerated inspections of their Geared Turbofan ("GTF") engines. Although the situation continues to evolve, the impact to capacity, as currently estimated by the Company, is incorporated in the updated guidance.

Additionally, on August 8, 2023, the town of Lahaina in West Maui was tragically devastated by a wildfire. Hawaiian continues to support its Maui-based employees and the community’s recovery. The State of Hawaii is currently discouraging non-essential travel to West Maui through October 17, 2023, but notes that other areas of Maui (including Kahului, Wailuku, Kihei, Wailea, Makena, Paia and Hana) remain open to tourism. Third quarter revenue had been trending positively but was reversed due to the West Maui wildfire. The updated guidance reflects an estimate of the impact on third quarter 2023 revenue due primarily to reduced travel demand to Maui from the U.S. Mainland and Neighbor Islands.

The Company continues to closely monitor both events as they continue to evolve. The updated guidance includes the Company's current best estimates of the impact of these events to capacity, revenue, and costs.

Third Quarter 2023 Outlook Updates

The Company now expects its capacity, as measured in available seat miles (ASMs), for the quarter ending September 30, 2023 to be up approximately 4.0% to 5.5% compared to the third quarter of 2022, whereas the Company's prior guidance was for third quarter 2023 capacity to be up approximately 4.5% to 7.5% compared to the third quarter of 2022. This decrease is primarily due to the accelerated inspections of Pratt & Whitney's GTF engines.

The Company now expects its operating revenue per ASM (RASM) for the quarter ending September 30, 2023 to be down 4.0% to 7.0% compared to the third quarter of 2022, whereas the Company's prior guidance was for third quarter 2023 RASM to be down approximately 2.0% to 5.0% compared to the third quarter of 2022. This change is primarily due to reduced travel demand following the Maui wildfires.

The Company now expects its gallons of jet fuel consumed for the quarter ending September 30, 2023 to be up 7.5% to 9.5% compared to the third quarter of 2022, whereas the Company's prior guidance was for third quarter 2023 jet fuel consumed to be up approximately 8.0% to 11.0% compared to the third quarter of 2022.

Third Quarter 2023 Outlook Summary

The table below summarizes the update to the Company's outlook for the quarter ending September 30, 2023 expressed as an expected percentage change compared to the results for the third quarter of 2022. Figures in the table include the impact of the Company's freighter operations, which is not material.

Item	GAAP Equivalent	GAAP Third Quarter 2023 Guidance	Prior Guidance	Updated Third Quarter 2023 Guidance
ASMs			Up 4.5% to up 7.5%	Up 4.0% to up 5.5%
RASM			Down 2.0% to down 5.0%	Down 4.0% to down 7.0%
Adjusted Operating Cost per ASM (CASM) excluding fuel and non-recurring items	Costs per ASM	Down 0.6% to up 1.6%	Up 7.0% to up 10.0%	No Change
Gallons of Jet Fuel Consumed			Up 8.0% to up 11.0%	Up 7.5% to up 9.5%

Economic Fuel Price per Gallon (a)(b)	Average fuel price per gallon, including taxes and delivery	$2.86	$2.67	$2.91
Effective Tax Rate			~21%	No change

Full Year 2023 Outlook Updates

The Company now expects its capacity for the year ending December 31, 2023 to be up approximately 8.0% to 10.0% compared to the year ended December 31, 2022, a decrease from the Company’s prior guidance of an increase of approximately 8.5% to 10.5% compared to the year ended December 31, 2022. This decrease is primarily due to the accelerated inspections of Pratt & Whitney’s GTF engines.

The Company now expects its gallons of jet fuel consumed for the year ending December 31, 2023 to be up approximately 12.5% to 14.5% compared to the year ended December 31, 2022, whereas the Company’s prior guidance for jet fuel consumed was up approximately 13.0% to 15.0% compared to the year ended December 31, 2022.

Full Year 2023 Outlook Summary

The table below summarizes the update to the Company’s outlook for the year ending December 31, 2023 expressed as an expected percentage change compared to the results for the year ended December 31, 2022. Figures in the table include the impact of the Company's freighter operations, which is not material.

Item	GAAP Equivalent	GAAP Full Year 2023 Guidance	Prior Full Year 2023 Guidance	Updated Full Year 2023 Guidance
ASMs			Up 8.5% to up 10.5%	Up 8.0% to up 10.0%
CASM, excluding fuel and non-recurring items	Costs per ASM	Down 0.1% to down 1.5%	Up 3.0 to up 5.0%	No Change
Gallons of Jet Fuel Consumed			Up 13.0% to up 15.0%	Up 12.5% to up 14.5%
Economic Fuel Price per Gallon (a)(b)	Average fuel price per gallon, including taxes and delivery	$2.78	$2.70	$2.81
Capital Expenditures			$265M to $295M	No change

(a) See Table 1 for a reconciliation of costs per ASM excluding fuel and non-recurring items and economic fuel price per gallon to their most directly comparable GAAP financial measures.
(b) Economic Fuel Price per Gallon estimates are based on the August 28, 2023 fuel forward curve.

Table 1.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

Operating Costs per Available Seat Mile (CASM)

The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Estimated three months ending September 30, 2023					Estimated year ending December 31, 2023
	(in thousands, except CASM data)
GAAP operating expenses	$769,669		-	$797,817		$2,979,360		-	$3,078,566
Aircraft fuel, including taxes and delivery	(199,664)		-	(203,378)		(755,865)		-	(769,303)
Less: non-recurring items	—		-	—		16,145		-	16,145
Adjusted operating expenses	$570,005		-	$594,439		$2,239,640		-	$2,325,408
Available seat miles	5,163,378		-	5,237,850		20,179,413		-	20,553,106
CASM - GAAP	14.91	¢	-	15.23	¢	14.76	¢	-	14.98	¢
Aircraft fuel, including taxes and delivery	(3.87)		-	(3.88)		(3.75)		-	(3.74)
Less: non-recurring items	—		-	—		0.08		-	0.08
CASM excluding fuel and non-recurring items	11.04	¢	-	11.35	¢	11.09	¢	-	11.32	¢

Economic Fuel Expense

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Estimated three months ending September 30, 2023			Estimated full year ending December 31, 2023
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$196,011	-	$199,725	$746,179	-	$759,617
Realized losses on settlement of fuel derivative contracts	3,653	-	3,653	9,686	-	9,686
Economic fuel expense	$199,664	-	$203,378	$755,865	-	$769,303
Fuel gallons consumed	68,622	-	69,899	269,135	-	273,919
Economic fuel price per gallon	$2.91	-	$2.91	$2.81	-	$2.81

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, the timing and extent of inspections of Pratt & Whitney’s GTF engines; the impact of the Maui wildfires on demand for air travel; future domestic and international demand for air travel; the Company’s outlook for the third fiscal quarter of 2023 and full year 2023, including expectations regarding capacity, revenue per available seat mile, cost per available seat mile excluding fuel and non-recurring items, gallons of jet fuel consumed, fuel price per gallon, and effective tax rate; the timing of certain maintenance items; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the impact of our agreement with Amazon and the role of cargo in our business model; fluctuations and the extent of declining demand for air transportation in the markets in which the Company operates; the Company's dependence on the tourism industry; the Company's ability to generate sufficient cash and manage its available cash; the Company’s ability to accurately forecast quarterly and annual results; global economic volatility; macroeconomic political and regulatory developments; geopolitical conflict; the impact of climate change or natural disasters; the price and availability of fuel; aircraft parts and personnel; foreign currency exchange rate fluctuations; competitive pressures, including the impact of increasing industry capacity on our domestic routes; maintenance of privacy and security of customer-related information and compliance with applicable federal and foreign privacy or data security regulations or standards; the Company’s dependence on technology and automated systems; the Company’s reliance on third-party contractors; satisfactory labor relations; the Company’s ability to attract and retain qualified personnel and key executives; successful implementation of the Company’s growth strategy and cost reduction goals; adverse publicity; negative impacts to our intellectual property rights or brand; risks related to the airline industry; the Company’s ability to obtain and maintain adequate facilities and infrastructure; seasonal and cyclical volatility; the effect of applicable state, federal and foreign laws and regulations; increases in insurance costs or reductions in coverage; the limited number of suppliers for aircraft, aircraft engines and parts; the Company’s existing aircraft purchase agreements; delays in aircraft or engine deliveries or other loss of fleet capacity; changes in the Company's future capital needs; fluctuations in the Company’s share price; the Company’s financial liquidity; the Company’s ability to implement its growth strategy.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company on the date hereof. The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

None of the information furnished in this report shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and, unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2023

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Shannon L. Okinaka
		Name:	Shannon L. Okinaka
		Title:	Executive Vice President, Chief Financial Officer and Treasurer